UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 30, 2009
(Date of earliest event reported)

KINGSTONE COMPANIES, INC.
(formerly DCAP Group, Inc.)
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1158 Broadway, Hewlett, NY	11557
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 374-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

A new Item 2.01 is added as follows:

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Reference is made to “Commercial Mutual Insurance Company Conversion” in Item 1.01 for a discussion of the conversion of Commercial Mutual Insurance Company (“CMIC”) from an advance premium cooperative to a stock property and casualty insurance company (renamed Kingstone Insurance Company) and the acquisition by Kingstone Companies, Inc. (formerly DCAP Group, Inc.) (the “Company”) of a 100% equity interest therein.

New paragraphs (a) and (b) of Item 9.01 are added as follows:

Item 9.01.  Financial Statements and Exhibits.

(a)	(i)	Consolidated Balance Sheets of CMIC as of December 31, 2008, December 31, 2007 and June 30, 2009*

(ii)	Consolidated Statements of Income of CMIC for the years ended December 31, 2008 and 2007 and the six months ended June 30, 2009 and 2008*

(iii)	Consolidated Statements of Cash Flows of CMIC for the years ended December 31, 2008 and 2007 and the six months ended June 30, 2009 and 2008*

(iv)	Consolidated Statement of Policyholders’ Surplus for the years ended December 31, 2008 and 2007 and the six months ended June 30, 2009*

(v)	Notes to Consolidated Financial Statements of CMIC*

(b)	(i)	Pro Forma Consolidated Balance Sheets of the Company as of December 31, 2008 and June 30, 2009*

(ii)	Pro Forma Consolidated Statements of Operations of the Company for the year ended December 31, 2008 and the six months ended June 30, 2009*

______________
*  To be filed by amendment.  The Company anticipates that such financial statements and pro forma financial statements will not be timely filed by the September 14, 2009 due date therefor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

September 14, 2009	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President